Exhibit 10.1

ACCOUNT PAYABLES CONVERSION AGREEMENT

This Account Payables Conversion Agreement (the “Agreement”) is entered into effective as of March 20, 2025 (the “Effective Date”) by and between FORWARD INDUSTRIES (ASIA-PACIFIC) CORPORATION, a British Virgin Islands registered corporation (the “Provider”) and FORWARD INDUSTRIES, INC., a New York corporation (the “Company”), with reference to the following facts:

WHEREAS, under that certain Buying Agency and Supply Agreement between the Company and the Provider (the “Supply Agreement”), the Provider has performed services at the request of the Company and as of the date of this Agreement is due monies under the Supply Agreement (the “Payables”), of which the Company and the Provider desire to convert $2,500,000 of the Payables into shares of Series A-1 Preferred Stock (the “PS”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Provider and the Company agree as follows:

1. Conversion to PS. Effective as of the Effective Date, 2,500,000 of the Payables shall be converted into shares of the Company’s PS at a price per share of $1,000 for an aggregate number of shares of 2,500. Upon execution of this Agreement, at the request of the Provider, the Company shall issue a stock certificate evidencing the shares of PS to the Provider (or issue the shares of PS in book entry form on the Company’s internal records), and the Provider shall acknowledge the payment of $2,500,000 of Payables through the issuance of the PS.

2. The Provider Representations. The Company is issuing the PS to the Provider in reliance upon the following representations made by the Provider:

(a) The Provider acknowledges and agrees that the shares of PS are characterized as “restricted securities” under the Securities Act of 1933 (the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. The Provider acknowledges and agrees that (i) the shares of PS are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of PS have not yet been registered under the Securities Act, and (ii) such shares of PS may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) The Provider acknowledges and agrees that (i) the registrar or transfer agent for the shares of PS will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares of PS in the form of definitive physical certificates will bear a restrictive legend.

(c) The Provider acknowledges and agrees that: (a) the shares of PS have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) the Provider is acquiring the shares of PS solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) the Provider is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the shares of PS; (d) the Provider has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares of PS; the Provider is able to bear the economic risk and lack of liquidity inherent in holding the shares of PS; (f) the Provider is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) and the Provider either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of the Provider’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the PS.

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(d) The Provider’s investment in the Company pursuant to this PS is consistent, in both nature and amount, with the Provider’s overall investment program and financial condition.

(e) The Provider is located in the United Kingdom.

(f) The sole owner of the Provider is the Chairman of the Board of Directors and the Chief Executive Officer of the Company.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by e-mail facsimile transmission, all of which taken together shall constitute a single instrument.

Signature Page Follows

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This Agreement is entered into and effective as of the date first written above.

COMPANY:	PROVIDER:

FORWARD INDUSTRIES, INC.	FORWARD INDUSTRIES
(ASIA-PACIFIC) CORPORATION

By: /s/ Kathleen Weisberg	By: /s/ Terence Wise
Kathleen Weisberg,	Terence Wise, Principal
Chief Financial Officer

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